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EXHIBIT 21

Subsidiaries of City Holding Company
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As of December 31, 1999, the subsidiaries, each wholly-owned, of City Holding
Company included:

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City National Bank of West Virginia
3601 MacCorkle Avenue S.E.                                                   Insured Depository
Charleston, West Virginia               National Banking Association             Institution


Del Amo Savings Bank, FSB
3422 Carson Street                                                                Insured Depository
Torrance, California                  Federally-chartered Thrift                   Institution


Frontier Bancorp
2233 Artesia Boulevard
Redondo Beach, California             California Corporation                      Bank Holding Company

City Financial Corporation                                                        Securities Brokerage and
3601 MacCorkle Avenue S.E.                                                         Investment Advisory Company
Charleston, West Virginia             West Virginia Corporation


City Mortgage Corporation                                                         Inactive Mortgage Banking
Pittsburgh, Pennsylvania              Pennsylvania Corporation                     Company


City Holding Capital Trust
25 Gatewater Road                                                                 Special-purpose Statutory
Charleston, West Virginia             Delaware Business Trust                      Trust


City Holding Capital Trust II
25 Gatewater Road                                                                 Special-purpose Statutory
Charleston, West Virginia             Delaware Business Trust                      Trust


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